CONVERTIBLE LOAN AND WARRANT SUBSCRIPTION AGREEMENT

THIS AGREEMENT dated for reference the ______ day of March, 2013 and made,

BETWEEN:

ORGENESIS INC. , a company incorporated under the laws of the State of Nevada, having an office at 21 Sparrow Circle, White Plains NY 10605;

(the “Borrower”)

AND:

Those parties listed on Schedule A hereto who have advanced funds pursuant to this Agreement;

(the “Lenders” )

WITNESSES THAT WHEREAS:

A.     The Borrower has applied to the Lenders for an unsecured loan in the aggregate principal amount of $250,000 US (the “Loan”) to be utilized by the Borrower for the purposes described in Section 3.

B.     The Borrower will issue to the Lenders Warrants in a number equalling the amount of each Lender’s Loan divided by $2.50; and

C.     The parties wish to provide for the terms and conditions upon which the Loan will be made available to the Borrower.

    THEREFORE in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Lenders and the Borrower warrant and represent to and covenant and agree with each other as set forth below.

1.     DEFINITIONS; INTERPRETATION

1.1     For the purpose of this Agreement, the following words and phrases will have meanings set forth below unless the parties or the context otherwise require(s):

(a)

“Accredited Investor” means an accredited investor as that term is defined by Regulation D promulgated under the Securities Act and /or Canadian Securities Administrators’ National Instrument 45-106 (“NI 45-106”), as applicable;

(b)	“Affiliate” has the meaning given to it in the Securities Act;

(c)	“Agreement” and “this Agreement” means this agreement and all schedules hereto as the same may be amended, modified, replaced or restated from time to time;

(d)

“Borrower’s Indebtedness” means all present and future indebtedness and liability, direct and indirect, of the Borrower to the Lenders arising under and pursuant to the Loan (including, without limitation, at any point in time the principal amount outstanding under the Loan, all unpaid accrued interest thereon, liquidated damages, and all fees and costs and expenses then payable in connection therewith);

(e)	“Business Day” means any day, other than a Saturday or a Sunday, on which commercial banks in New York are required to be open for business;

(f)	“Common Shares” means fully paid non assessable common shares par value of $0.0001 in the capital of the Borrower;

(g)	“Conversion” means the right of the Lenders to convert any portion of the outstanding Loan as set out in section 8;

(h)	“Event of Default” means any of the events specified in Section 11, and “Default” mean any of such events, whether or not any such requirement has been satisfied;

(i)	“GAAP” means United States generally accepted accounting principles, or International Financing Reporting System (“IFRS”), as utilized by the Borrower and applied on a consistent basis;

(j)	“Interest Payment Date” means the Maturity Date;

(k)	“Interest Rate” means eight percent (8%) per annum calculated as herein provided;

(l)

“Lien” means, with respect to any Person, any mortgage, lien, pledge, hypothecation, charge (whether fixed or floating), security interest (including, without limitation, any assignment, notice or security interest filed pursuant to applicable federal, state or other laws) or other encumbrance, or any interest or title of any vendor, lessor, or Lenders to or other secured party of such Person under any conditional sale or other title retention agreement, upon or with respect to any property, asset or undertaking of such Person, including any agreement to create any of the foregoing, and whether arising under any statute, law, contract or otherwise;

(m)	“Loan” means the convertible loan of US$250,000 established by the Lenders in favour of the Borrower pursuant to this Agreement;

(n)	“material adverse effect” in respect of the Borrower means a material adverse effect on the business, operations, affairs, financial condition, property, assets or undertakings of the Borrower;

(o)	“material” means, in respect of the Borrower, material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Borrower;

(p)	“Maturity Date” has the meaning set out in Section 5 of this Agreement;

(q)

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof;

(r)	“Securities” means the Loan, the Warrants, the Warrant Shares and the Common Shares;

(s)	“Securities Act” means the United States Securities Act of 1933, as amended or replaced from time to time;

(t)	“Subsidiary” has the meaning given to it in the Securities Act;

(u)

“VWAP” means the volume-weighted average price being equal to the ratio of the Borrower’s total dollar value of stock traded divided by the total number of shares traded used in calculating that value during a defined period.

(v)	“Warrant” means a warrant to purchase a Common Share for a period of twenty four months from issuance. One whole warrant may be exercised at a price US$0.50 per Common Share; and

(w)	“Warrant Shares” means the Common Shares issueable upon exercise of the Warrants.

1.2     All dollar figures refer to United States dollars.

2.     LOAN AND WARRANTS

2.1     Subject to the terms and conditions of this Agreement, the Lenders hereby establish and agree to advance the Loan to the Borrower in the sums as set out in Schedule A attached. Each Lender may sign a separate Schedule A and each such Schedule A taken together will form one unified Schedule A.

2.2     Each Lender and its beneficial owner represents that if it resides in the United States or Canada, it is an Accredited Investor as that term is defined in applicable United States or Canadian securities rules, and the Borrower will provide an additional questionnaire for the Lender to fill in to determine whether the Lender qualifies as an Accredited Investor.

2.3     The amount due and owing to each Lender will be established by the Borrower in records, which records will be prima facie evidence of the amount owed. In case of a dispute as to the amount owed to a Lender, the auditors of the Borrower will determine the amount owed and such determination by the auditors will be conclusive.

2.4     Each Lender agrees and acknowledges that all payments made by the Borrower will be made in proportion to the relative amounts of the indebtedness of the Borrower to each Lender as at the date of such payment.

2.5     On closing, the Borrower will issue to each Lender a Warrant Certificate representing a number of Warrants equal to the amount of the Loan acquired by such Lender divided by $2.50. The Warrants will contain anti-dilution provisions that reduce the exercise price of the Warrants to equal any lower price that the Borrower issues shares or securities convertible into shares while the Warrants are outstanding.

3.     PURPOSE

3.1     The Loan will be made available to the Borrower for its research, development, marketing and its general corporate purposes.

4.     AVAILABILITY

4.1     The Loan will be available on the day of closing of this Agreement. Closing will occur immediately upon execution of the Loan Documents, issuance of the Warrants and advance of the Loan to the Borrower or its attorneys for closing.

4.2     Funds may be wired to Borrower’s attorneys, Clark Wilson LLP as per wire instructions to be provided. In such event, Clark Wilson LLP are authorized to immediately deliver the funds to the Borrower. Lenders acknowledge that Clark Wilson LLP acts only for the Borrower and not for the Lender in respect of this transaction.

5.     TERM

5.1     Subject to the provisions of Section 7, the Borrower will pay the Borrower’s Indebtedness to the Lenders in full on June 30, 2013, unless sooner prepaid or accelerated upon the occurrence and during the continuance of an Event of Default (the “Maturity Date”). Borrower may in its discretion extend the Maturity Date for a period of up to 90 days provided it issues an additional equal number of Warrants to the number issued to Lender on initial closing (ie, if $250,000 extended, 100,000 additional Warrants).

6.     INTEREST

6.1     The outstanding principal balance of the Loan will bear interest at the Interest Rate.

6.2     Interest at the Interest Rate will be calculated quarterly, not in advance, as well as before maturity, default, demand and judgment.

6.3     All overdue and unpaid interest and all fees, costs, and other amounts payable by the Borrower hereunder or under any of the Loan Documents will be added to the principal balance of the Loan and will bear interest at the Interest Rate until paid in full.

7.     REPAYMENT

7.1     On the Maturity Date the Borrower will pay to the Lenders the Borrower’s Indebtedness then outstanding in full.

7.2     The Borrower will be entitled to prepay the whole or any portion of the Borrower’s Indebtedness at any time and from time to time, with one weeks’ notice.

7.3     All amounts payable by the Borrower under this Agreement will be paid without set-off or counterclaim, and without any deductions or withholdings whatsoever.

7.4     Subject to the provisions hereof, all payments received by the Lenders on account of the Borrower’s Indebtedness will be applied first in payment of outstanding interest and secondly in reduction of the principal balance of the Loan then outstanding. If any payment is received at any time while an Event of Default remains outstanding or after demand has been made for the repayment of the Borrower’s Indebtedness, the Lenders may appropriate such payment to such part or parts of the Borrower’s Indebtedness as the Lenders in its sole discretion may determine and the Lenders may from time to time revoke and change any such appropriation.

7.5     The Borrower is hereby authorized to open and maintain books of account and other books and records evidencing all advances under the Loan, interest accruing thereon, fees, charges, and other amounts from time to time charged to the Borrower under the Loan Documents; and amounts from time to time owing, paid, or repaid by the Borrower under this Agreement. All such books, accounts, and records will constitute prima facie evidence of the amount owing by the Borrower under the Loan Documents; but the failure to make any entry or recording in such books, accounts, and records will not limit or otherwise affect the obligations of the Borrower under the Loan Documents. Any dispute regarding the amount outstanding will be finally determined by the auditors of the Borrower.

7.6     Notwithstanding anything in this Agreement to the contrary, any payment of principal of or interest on the Borrower’s Indebtedness that is due on a date other than a Business Day will be made on the next succeeding Business Day. If the date for any payment on the Borrower’s Indebtedness is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will not be included in the computation of the interest payable on such Business Day.

8.     CONVERSION TO SHARES

8.1     If the Borrower has not paid the Loan in full on the Maturity Date, (or, if extended, the extended Maturity Date), the Lenders or any of them may after the Maturity Date by written notice (the "Notice") to the Borrower, exercise its rights of Conversion in respect of either a portion of or the total outstanding amount of the Loan and including accrued Interest as of that date into Common Shares, at a price per Common Share equal to the lower of (i) of US$0.75 and (ii) the VWAP for the 5 trading days immediately prior to the date of delivery of the Notice to the Borrower.

8.2     Within seven (7) days of Notice by a Lender exercising its rights of Conversion hereunder, the Borrower shall deliver a Share Certificate to the Lender representing the number of Shares acquired by the Lender pursuant to the calculation set out in subparagraph 8.1 of this Agreement.

9.     REPRESENTATIONS AND WARRANTIES

9.1     The Borrower represents and warrants as follows:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of Nevada;

(b)

it has the corporate power and capacity to carry on business as currently conducted by it, own property or interests therein, borrow and lend money, grant security, make, keep, observe and perform representations, warranties, covenants and agreements and incur obligations and liabilities, all as contemplated hereby;

(c)

there is no action, suit, investigation or proceeding outstanding or pending or, to the knowledge of the Borrower, threatened against it or any of its property, assets or undertakings by or before any court, arbitrator or administrative or governmental body which would reasonably be expected to have a material adverse effect;

(d)	all material information regarding the Borrower is disclosed by the Borrower on EDGAR, and such public information contains no material misstatements and is up to date;

(e)

it has not agreed or consented to, nor has it agreed to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a Lien; and

(f)

the execution and delivery by it of this Agreement and the Security Documents and the performance by it of its obligations hereunder and thereunder, do not and will not conflict with or result in a material breach of any of the terms, conditions, or provisions of:

(i)	its organizational documents,

(ii)	any law, regulation, or decree applicable or binding on it or any of its property, assets and undertaking, or

(iii)

any material agreement or instrument binding to which it or any of its property assets or undertakings is a party or bound, the breach of which could reasonably be expected to have a material adverse effect or result in, or require or permit the imposition of any Lien in or with respect to the property, assets and undertakings now owned or hereafter acquired by it.

10.     COVENANTS

10.1     The Borrower will:

(a)	comply with all applicable laws, ordinances or governmental rules or regulations to which it or any of its property, assets and undertaking are subject;

(b)

obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its property, assets and undertakings or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such applicable laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a material adverse effect; and

(c)

maintain and keep, or cause to be maintained and kept, its property, assets and undertakings in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on by it may be properly conducted at all times, provided that this section will not prevent the Borrower from discontinuing the operation and the maintenance of any of its property, assets and undertakings if such discontinuance is desirable in the conduct of its business and such the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

10.2     So long as this Agreement remains in effect, the Borrower will not, without the prior written consent of the Lenders, which consent will not be unreasonably withheld:

(a)	materially alter any of its organizational documents or its corporate organization;

(b)	amalgamate, consolidate or merge with any other Person;

(c)	redeem any of its redeemable shares;

(d)	incur any further indebtedness of either a direct or indirect nature to any party except in the normal course of business;

(g)	make any advances or loan to, or any investment in, or provide any guarantees on behalf of, any Person, other than in the ordinary course;

(h)

become a party to any transaction whereby all or a substantial part of its property assets and undertakings or of any of its subsidiaries would become the property of any other Person, whether by way of reconstruction, reorganization, amalgamation, merger, transfer, sale, lease or otherwise, except in the ordinary course;

(i)	in any fiscal year of the Borrower or any of its subsidiaries, pay dividends on any class or kind of its shares, repurchase or redeem any of its shares, or reduce its capital in any way whatsoever.

10.3     So long as the Loan remains outstanding, the Borrower will provide the Lenders with the following information:

(a)	within 30 days of each calendar month end, management prepared monthly financial statements and aged payables and receivables for the Borrower; and

(b)

at the written request of the Lenders, such other reports, certificates, projections of income and cash flow or other matters affecting its business affairs or financial condition as the Lenders may reasonably request from time to time.

11.     EVENTS OF DEFAULT

11.1     Notwithstanding and without prejudice to the Maturity Date, at the option of the Lenders, the Borrower’s Indebtedness will immediately become due and payable and this Agreement will become enforceable upon the happening of any one or more of the following events:

(a)	if the Borrower:

(i)

fails to make any payment of principal, interest, or other money payable by it hereunder or under this Agreement when the same becomes due hereunder or thereunder which failure continues unremediated for more than Five (5) days, or

(ii)

fails to observe or perform any covenant contained in this Agreement and upon notice by the Lenders, the Borrower fails to cure the same within Thirty (30) days of the Borrower’s receipt of such notice;

(b)	if any representation or warranty given by or on behalf of the Borrower is untrue in any material respect;

(c)	if an order is made or a resolution is passed for the winding-up of the Borrower, or if a petition is filed for the winding-up of the Borrower;

(d)

if the Borrower commits or threatens to commit any act of bankruptcy; becomes insolvent; or makes an assignment or proposal under applicable law in any jurisdiction, a general assignment in favour of its creditors, or a bulk sale of its assets; or if a bankruptcy petition is filed or presented against the Borrower which the Borrower does not vigorously oppose;

(e)	if a receiver, receiver and manager, or receiver-manager, or any person with like powers, is appointed for all or any of the property, assets and undertakings of the Borrower;

(f)	if the Borrower ceases to carry on any material aspect of its business;

(g)

if the holder of any Lien against the property, assets and undertakings of the Borrower, any subsidiary of the Borrower, does anything to enforce or realize on such Lien, and if, in the reasonable opinion of the Lenders, such enforcement or realization would have a material adverse effect on the Borrower’s ability to repay the Borrower’s Indebtedness;

(h)

if, without the prior written consent of the Lenders and outside of the ordinary course of its business, the Borrower transfers its property, assets or undertakings or any material part thereof to any other Person;

(i)

if any execution, sequestration, extent, or any other process of any kind is levied upon or enforced against any part of the property, assets or undertakings of the Borrower, any subsidiary of the Borrower and remains unsatisfied for a period of thirty (30) days as to personal property, unless such process is disputed in good faith and, in the reasonable opinion of the Lenders, does not jeopardize or impair the Loan repayment in any material way; and

(j)

if a distress or analogous process is levied upon the any of the property, assets or undertakings of the Borrower, any subsidiary of the Borrower, or any part thereof, unless the process is disputed in good faith and adequate security is given to pay the amount claimed in full.

12.     SECURITIES ISSUED

12.1     The Lenders each represent and warrant to, and covenants and agrees with the Borrower that:

(a)

each Lender makes the Loan to the Borrower and acquires the Loan, the Conversion right and the Warrants in reliance upon the Exemption from registration provided by Section 506 of Regulation D of the Securities Act or as an offshore investor under Regulation S;

(b)	each Lender is eligible to make the Loan to the Borrower and acquire the Securities in the Borrower;

(c)	each Lender is aware of the significant economic and other risks involved in making the Loan to the Borrower and in acquiring and/or exercising the Conversion right and Warrants;

(d)

each Lender has consulted with its own securities advisor as to its eligibility to acquire the Securities under the laws of its home jurisdiction and acknowledges that the Borrower has made no effort and takes no responsibility for the consequences to the Lender as a foreign investor acquiring the Securities;

(e)

no governmental agency has passed upon, or make any finding or determination as to the fairness of this investment, and that there have been no governmental agency recommendations or endorsements of the investment made hereunder;

(f)	each Lender acknowledges that:

(i)	there are substantial restrictions on the sale or transferability of any Securities and the Lender is purchasing unregistered securities;

(ii)	although the Borrower’s shares are currently listed for trading on the OTC Bulletin Board, there are substantial risks respecting the trading market;

(iii)	there has been no general solicitation by the Borrower respecting the Loan and the Securities; and

(iv)	the Lender has made its decision to acquire the Securities based solely on the information filed by the Borrower on EDGAR.

(g)

each Lender has received all information and documentation and has asked all questions of Borrower representatives that it or its advisor deems necessary or desirable so that it can make an informed decision regarding the investment made hereunder;

(h)	each Lender, alone or with its advisor, has enough knowledge and experience in financial and business matters to make it capable of evaluating the merits and risks of investing in the Borrower.

12.2     Each Lender makes the Loan to the Borrower and acquires the Conversion right as principal for its own account and not for the benefit of any other person.

13.     SECURITIES EXEMPTION

13.1     The Lenders acknowledge that any Securities issued pursuant hereto will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

13.2     Each certificate representing the Securities of the Lenders shall bear a restrictive legend respecting resale as required under Securities and Exchange Commission and other applicable laws.

14.     WAIVER

14.1     The Lenders may waive any breach by the Borrower of any of the provisions contained in this Agreement or any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower under the terms of this Agreement, but any waiver by the Lenders of such breach or default, or any failure to take any action to enforce its rights hereunder or under ths Agreement will not extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

15.     MISCELLANEOUS

15.1     Each of the parties hereto will forthwith at all times, and from time to time, at the Borrower’s sole cost and expense, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents and assurances which, in the opinion of a Lenders, acting reasonably, are necessary or advisable for the better accomplishing and effecting of the intent of this Agreement.

15.2     Neither this Agreement nor any benefits hereunder may be transferred, assigned or otherwise disposed of by the Borrower to any Person without the prior written consent of the Lenders.

15.3     No amendment, waiver or modification of, or agreement collateral to, this Agreement will be enforceable against the Lenders unless it is by a formal instrument in writing expressed to be a modification of this Agreement, and executed in the same fashion as this Agreement.

15.4     All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto will bind and enure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not; provided, however, that the Borrower may not assign its rights or obligations hereunder to any Person.

15.5     Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada or the United States, as the case may be, the notice to the following address or number:

(a)	If to the Borrower:

ORGENESIS INC. 21 Sparrow Circle, White Plains NY 10605

Attention: Sav DiPasquale

email: sav.dipasquale@gmail.com

with a copy to (which does not constitute notice):

CLARK WILSON LLP 800 – 885 West Georgia Street Vancouver, BC V6C 3H1 Canada

Attention: Bernard Pinsky

Facsimile No.: (604) 687-6314 email: bip@cwilson.com

(b)	If to the Lenders:

To the address as set out for each Lender on Schedule A,

    (or to such other address or number as any party may specify by notice in writing to another party).

    Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

15.6     This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by the laws of the State of New York and applicable federal laws thereto. The Lenders and the Borrower hereby attorn to the courts of competent jurisdiction located in the City of New York, State of New York in any proceedings hereunder.

15.7     The Lenders acknowledge that they have consulted with and are represented by legal counsel which is independent of Borrower’s counsel, Clark Wilson LLP.

15.8     This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may be executed by delivery of executed signature pages by fax or other form of electronic transmission and such transmission will be effective for all purposes.

15.9     This Agreement, the schedules attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence is expressly superseded and terminated by this Agreement.

15.10     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized on the ____ day of __________________, 2013.

ORGENESIS INC.

Per: _____________________
       Authorized Signatory

SCHEDULE A

LENDER

Lender	Principal Amount	Signature of Authorized Signatory

Include name, address, telephone, email and SSN, SIN or Business Number, as applicable

	$________________	Per: ___________________________________
Authorized Signatory

	$________________	Per: ___________________________________
Authorized Signatory